                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 1st day of May, 1999 (the "Effective Date"), by and between G. Walter Loewenbaum ("Employee") and 3D Systems, Inc. ("Employer"). In consideration of the covenants, representations and agreements set forth below, Employer and Employee hereby agree as follows:

     1. EMPLOYMENT OF EMPLOYEE. Employer hereby hires Employee, and Employee hereby accepts such employment on the terms and conditions contained in this Agreement.

     2. TERM OF THE AGREEMENT. The initial term of this Agreement (the "Term") shall commence upon the Effective Date and shall terminate six (6) months thereafter (the "Termination Date"), unless sooner terminated as provided herein. Employer and Employee may, upon mutual agreement, elect to continue Employee's employment on an at-will basis (meaning that either Employee or Employer may terminate the employment relationship at any time with or without cause or notice), after the initial term of this Agreement.

     3. SERVICES TO BE PROVIDED BY EMPLOYEE.

          3.1 SCOPE, RESPONSIBILITIES AND DUTIES. Employee agrees to provide services to Employer, generally in the fields of corporate strategy and investor relations, approximately two working days in each working week, so that Employer may have the benefit of the experience and knowledge possessed by Employee (the "Services"). It shall be the duty of Employee in rendering the Services to make such periodic reports to Employer as the officers or directors of Employer may, from time to time, reasonably request.

          3.2. NON-EXCLUSIVITY. Employee is a short-term, part time employee by reason of the obligations ascribed to him hereunder, and shall not be required to devote full time to the affairs of Employer. Subject to the provisions of
Section 7 below, Employee may accept other employment and perform services for others.

     4. COMPENSATION. As sole compensation for the Services to be provided by Employee to Employer, Employer shall pay to Employee, and Employee agrees to accept, the sum of Ten Thousand Dollars ($10,000) per month. Employee shall not be entitled to any other compensation for the Services to be provided hereunder, except as provided herein.

     5. EXPENSES. Upon receipt of itemized vouchers, expense account reports and supporting documents, submitted to Employer in accordance with Employer's procedures then in effect, Employer shall reimburse Employee for all reasonable and necessary business expenses incurred ordinarily and necessarily by Employee in connection with the performance of Employee's duties hereunder.

     6. TERMINATION. Termination pursuant to this Section shall become effective immediately upon receipt by Employee of written notice from Employer of such termination.

          6.1 TERMINATION FOR CAUSE. Employer may terminate this Agreement for cause at any time without further obligation or liability to Employee. For purposes of this subsection, "cause" shall mean (a) a willful breach by Employee of any material provision of this Agreement; or (b) conviction of Employee of a felony.

          6.2 TERMINATION BY INCAPACITY OR DISABILITY OF EMPLOYEE. If Employee shall become unable to fully perform the Services in accordance with the terms of this Agreement due to incapacity, ill health or disability for a consecutive period of four weeks, the Employer may, at its option, terminate this Agreement.

          6.3 DEATH OF EMPLOYEE. Upon the death of Employee, this Agreement shall terminate without further obligation or liability on the part of Employer to Employee's estate.

     7. CONFIDENTIALITY AND TRADE SECRETS. Employee acknowledges and agrees that during the Term of this Agreement, and during any continuing term of employment on at at-will basis he will become privy to important proprietary, confidential business information and trade secrets that are the exclusive property of Employer. This information includes, without limitation, business plans, marketing concepts, designs, proposals, product information, financial information, technology and costs, pricing information, customer lists, and key accounts, including their credit information and product wants and needs (the "Confidential Information"). This Confidential Information derives independent economic value, both actual and potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure and use. As Employer has always held the Confidential Information as proprietary, confidential trade secret information and has taken steps to insure that the Confidential Information is not disclosed outside of 3D Systems, the Confidential Information constitutes "trade secrets" under the Uniform Trade Secrets Act, California Civil Code ss.3426(d)(1). In light of the foregoing, Employee therefore agrees that: (1) he will not at any time, now or in the future, share, disseminate, disclose, discuss or use the Confidential Information in any way; and (2) upon termination of this Agreement, Employee will return to Employer all property, writings and/or documents in his possession or custody belonging to or relating to the affairs of Employer or any of its subsidiaries or affiliates, or comprising or relating to the Confidential Information.

     8. OWNERSHIP OF INTELLECTUAL PROPERTY. Employee hereby acknowledges and agrees that any and all copyrightable works authored by Employee in connection with the performance of the Services, alone or with others, during the Term of this Agreement, and during any continuing term of employment on at at-will basis, shall be deemed to have been specially ordered or commissioned for use as either a contribution to a collective work, as a translation, as a supplementary work, as a compilation, or as an instructional text and, as such, shall be deemed to be "works for hire" under the United States copyright laws from the inception of creation of such works. In the event that any such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Employee to Employer of all right, title and interest in and to such works, including without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Employee outside of Employer's facilities or other than during Employee's working hours with Employer, shall not diminish Employer's rights with respect to such works which otherwise fall within this subsection. Employee agrees to execute and deliver to Employer such further instruments or documents as may be requested by Employer in order to effectuate the purposes of this subsection.

     9. RELATIONSHIP OF THE PARTIES. Employee enters into this Agreement as, and shall continue to be, a short-term, part time Employee. Employee shall not be entitled to any benefits except those required by law.

     10. APPOINTMENT AS A DIRECTOR. The Board of Directors of Employer (the "Board") has resolved to appoint Employee as a Class I Director and as Vice Chairman of the Board. In this capacity, Employee will serve at the pleasure of the Board and pursuant to Employer's bylaws.

     11. STOCK OPTIONS. Concurrently with the execution of this Agreement as an inducement to Employee to accept employment with Employer, Employee and Employer are executing and delivering the Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit "A" and incorporated herein by this reference, which grants to Employee the option to purchase one hundred fifty thousand (150,000) shares of the Common Stock of 3D Systems Corporation (the "Company") at an exercise price of one hundred fifteen percent (115%) of the closing price of the Common Stock on May 3, 1999. This Option shall become exercisable six (6) months from May 1, 1999.

     12. ARBITRATION.

          12.1 Any dispute regarding any aspect of this Agreement or any act which would violate any provision in this Agreement (hereafter referred to as "arbitrable disputes" shall be resolved by an experienced arbitrator licensed to practice law in the State of California and selected in accordance with the rules of the American Arbitration Association, as the exclusive remedy for such dispute. Judgment on any award rendered by such arbitrator may be entered in any court having proper jurisdiction.

          12.2 Should Employee or Employer institute any legal action or administrative proceeding regarding any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorney's fees incurred as a result of such action.

     13. SEVERABILITY AND GOVERNING LAW.

          13.1 Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          13.2 This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

     14. PROPER CONSTRUCTION.

          14.1 The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

          14.2 As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

          14.3 The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     15. ENTIRE AGREEMENT. This Agreement is the entire agreement between Employee and Employer and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

     16. NOTICES. All notices, requests, demands and other communications called for or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, on the date of transmission if sent by facsimile, on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed as follows:

                  If to Employer:           3D Systems, Inc.
                                            26801 Avenue Hall
                                            Valencia, California 91355
                                            Attn: A. Sidney Alpert

                  If to Employee:           G. Walter Loewenbaum
                                            1708 Windsor Road
                                            Austin, TX  78703

     17. AMENDMENTS. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

     18. WAIVERS. All waivers hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

     IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the day and year first written above.

                                           3D SYSTEMS, INC.

                                           By:
-----------------------------                 ---------------------------------
G. Walter Loewenbaum                       Its:
                                               --------------------------------

                                    EXHIBIT A

                               OPTION CERTIFICATE

         THIS IS TO CERTIFY that 3D Systems Corporation, a Delaware corporation (the "COMPANY"), has granted to the employee of the Company named below a non-statutory stock option (the "OPTION") to purchase shares of the Company's Common Stock (the "SHARES"), and upon the terms and conditions determined by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD"), as follows:

                   NAME OF OPTIONEE:         G. Walter Loewenbaum, III

                   ADDRESS OF OPTIONEE:      c/o 3D Systems Corporation
                                             26081 Avenue Hall
                                             Valencia, CA  91355

                   NUMBER OF SHARES:         150,000

                   OPTION EXERCISE PRICE:    $6.61251 per share

                   DATE OF GRANT:            July 1, 1999

                   OPTION EXPIRATION DATE:   Ten years from the Date of Grant.

     EXERCISE SCHEDULE: The Option shall become exercisable in full six months from the Date of Grant, and the Option may be exercised as to any and all shares of Common Stock after such six-month period has elapsed and prior to the expiration or termination of the Option, pursuant to its terms.

     OUTSIDE OF 1996 STOCK INCENTIVE PLAN: The Option has been granted outside the 1996 Stock Incentive Plan and is not subject to the terms thereof.

     SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-Statutory Stock Option) (the "OPTION AGREEMENT") which is attached to this Option Certificate (the "CERTIFICATE") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, NOT by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

     Among the terms of the Option Agreement are the following:

     TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier upon the termination of your Relationship, as defined in the Option Agreement, with the Company or any direct or indirect subsidiary of the Company (transfer of

-------------------
(1) Based on the 115% of the closing price of the Common Stock on May 3, 1999.

employment from one subsidiary to another will not constitute termination of your Relationship). If your Relationship ends due to retirement or death, the Option terminates eighteen months after the date of retirement or death, and is exercisable during such eighteen-month period as to the portion of the Option which had vested prior to the date of retirement or death. If your Relationship ends due to disability, the Option terminates twelve months after the date of disability, and is exercisable during such twelve-month period as to the portion of the Option which had vested prior to the date of disability. If it is determined that you have committed an act of misconduct described in Section 5(b) of the Option Agreement, or during the period when your rights under the Option have been suspended by the Company pursuant to Section 5(b), the Option will terminate immediately. In all other cases, the Option terminates ninety days after the date of termination of your Relationship, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of your Relationship. See Section 5 of the attached Option Agreement.

     TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except upon your death. See Section 13(d) of the attached Option Agreement.

     EXERCISE: You can exercise the Option (while it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of, or provision pursuant to the Option Agreement for the payment of, the Exercise Price for the Shares to be purchased. The Company may require you to submit certain written assurances to the Company with respect to your status as a shareholder. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the attached Option Agreement.

     ADJUSTMENTS UPON RECAPITALIZATION: The Option contains provisions which affect your rights in the event of stock splits, stock dividends, mergers and other major corporate reorganizations. See Section 6 of the attached Option Agreement.

     WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to options or stock which may otherwise have been promised to you. See Section 7 of the attached Option Agreement.

     WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 10 of the attached Option Agreement.

                                A G R E E M E N T

     3D Systems Corporation, a Delaware corporation, and Optionee each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Statutory Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.

DATED:____________________________

                                           3D SYSTEMS CORPORATION

                                           By:__________________________________

                                           Its: Chief Executive Officer

                                           OPTIONEE

                                           Name:________________________________

                                                ________________________________

           (Please print your name exactly as you wish it to appear on any stock certificates issued to you upon exercise of the Option)

                                     ANNEX I

                             STOCK OPTION AGREEMENT
                          (Non-Statutory Stock Option)

     This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into on the execution date of the Option Certificate to which it is attached (the "CERTIFICATE"), by and between 3D Systems Corporation, a Delaware corporation (the "COMPANY"), and the employee of the Company named in the Certificate ("OPTIONEE").

     The Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement.

     The Company and Optionee agree as follows:

     1. GRANT OF OPTION.

     The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "EXERCISE PRICE").

     2. TERM OF OPTION.

     The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of ten years from the date it was granted.

     3. EXERCISE PERIOD.

     (a) Subject to the provisions of Sections 3(b) and 5 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth or referred to under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; I.E., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

     (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. In addition, if the Company believes that Optionee has committed an act of misconduct, including an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, any unauthorized disclosure of trade secrets or confidential information of the Company, any conduct constituting unfair competition, or the inducement of any customer of the Company to breach a contract with the Company), the Company may suspend the Optionee's rights under the Option pending a determination by the Board of Directors, which shall have the right, as therein provided, to terminate the Option.

     4. EXERCISE OF OPTION.

     There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

     (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "PURCHASED SHARES");

     (b) the Exercise Price for each Purchased Share shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); PROVIDED, HOWEVER, that in lieu of cash the person exercising the Option may pay the Exercise Price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the Option, determined as provided in Section 4(c), equal to the Exercise Price for the Shares being purchased; except that (i) any portion of the Exercise Price representing a fraction of a Share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the Option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Exercise Price in full. The date of exercise of an Option shall be determined under procedures established by the Committee.

     (c) If payment is made, in whole or in part, by transfer to the Corporation of issued and outstanding shares of Common Stock, the value of such shares shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in THE WALL STREET JOURNAL (or in such other reliable publication as the Company, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on a United States securities exchange, the highest and lowest sales prices per share of Common Stock for such date on the principal United States securities exchange on which the Common Stock is listed, or (ii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the Nasdaq National Market or any successor system then in use. If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking an average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on Nasdaq, or if none, the average of the means between such bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. If the fair market value of the Common Stock cannot be determined on the basis set forth above, the Committee shall in good faith determine the fair market value of the Common Stock as of such date.

     5. TERMINATION OF EMPLOYMENT.

     (a) If Optionee shall cease to have a Relationship (as defined below) with the Company, or any direct or indirect subsidiary of the Company, (other than as the result of the transfer of employment of Optionee to another corporation which is the Company, or any direct or indirect subsidiary of the Company) for any reason other than retirement, death or permanent disability (a "TERMINATING EVENT"), Optionee shall have the right, subject to the provisions of Section 5(b) below, to exercise the Option at any time following such Terminating Event until the earliest to occur of (x) 90 days following the date of such Terminating Event and (y) the expiration of the term of this Option as set forth in Section 2 of this Option Agreement. For purposes of this Option Agreement, Optionee shall have a "RELATIONSHIP" with the Company so long as Optionee is either a member of the Board of Directors of the Company, a consultant of the Company, or an employee of the Company. The Option may be exercised following a Terminating Event only to the extent exercisable as of the date of the Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. The Committee, in its sole and absolute discretion, shall determine whether (i) authorized leaves of absence shall constitute termination of Optionee's Relationship with the Company and (ii) Optionee's Relationship with the Company has terminated, for purposes of this Option Agreement.

     (b) Notwithstanding the provisions of Section 5(a) above, if the Company believes that Optionee has committed an act of misconduct as described below, the Company may suspend Optionee's rights under the Option pending a determination by the Board of Directors of the Company. If the Board of Directors determines that Optionee has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Optionee nor his or her estate shall be entitled to exercise any rights whatsoever with respect to the Option. In making such determination, the Board of Directors shall act fairly and shall give the Optionee a reasonable opportunity to appear and present evidence on his behalf at a hearing before a committee of the Board of Directors; and if the Optionee is an "employee" under Rule 16a-1(f) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the determination of the Board of Directors shall be subject to the approval of the Committee.

     (c) If, by reason of retirement, death or disability (a "SPECIAL TERMINATING EVENT"), Optionee shall cease to have a Relationship with the Company or any direct or indirect subsidiary of the Company (other than as the result of the transfer of employment of Optionee to another corporation which is the Company, or any direct or indirect subsidiary of the Company), then Optionee, Optionee's executors or administrators or any person or persons acquiring the Option directly from Optionee by bequest or inheritance, shall have the right to exercise the Option (i) in the event of Optionee's disability, within twelve months following the date of such Special Terminating Event, or
(ii) in the event of Optionee's retirement, or in the event of Optionee's death, within eighteen months of either Special Terminating Event. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate.

     (d) For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"). Optionee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Committee may from time to time require.

     6. ADJUSTMENTS UPON RECAPITALIZATION.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to this option by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to this Agreement are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash divided) then, unless the terms of such transaction shall otherwise provide, such equitable adjustments shall be made by the Board, or the Committee, in the Option (including, without limitation, appropriate and proportionate adjustments to the number and type of shares or other securities or cash or other property that may be acquired pursuant to exercise of the Option); and any such adjustments made by the Board or the Committee shall be final, binding and conclusive for any and all purposes.

     7. WAIVER OF RIGHTS TO PURCHASE STOCK.

     By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the shares of Common Stock subject to the Option and any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee (or the Board). By signing this Option Agreement, Optionee specifically waives all rights which he or she may have had prior to the date of this Option Agreement (other than any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee or the Board) to receive any option or equity security of the Company.

     8. NO RIGHTS AS SHAREHOLDER.

     Except as provided in Section 6 of this Option Agreement, Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 6 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     9. MODIFICATION.

     The Committee (or the Board) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised); PROVIDED, that a modification of the Option shall be effective only with the consent of the Optionee.

     10. WITHHOLDING.

     The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

     11. CHARACTER OF OPTION.

     The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     12. GENERAL PROVISIONS.

     (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

     (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                        1.      If to the Company, to:

                                3D Systems Corporation
                                26081 Avenue Hall
                                Valencia, CA  91355
                                Attention:  General Counsel

                        2.      If to Optionee, to the address set
                                forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid; or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

     (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its employees, directors and stockholders, with or without consideration.

     (d) OPTION NON-TRANSFERABLE. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and Options may be exercised during the lifetime of Optionee only by Optionee or by his or her guardian or legal representative.

     (e) MARKET STAND-OFF. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the

Securities Act of 1933, as amended, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value, or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF"); provided, however, that in no event shall such period exceed 180 days.

     (f) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

     (g) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED SOLELY WITHIN, THAT STATE.

     (h) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose.

     The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

TO:  3D Systems Corporation

     The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ______* shares of Common Stock of 3D Systems Corporation (the "COMPANY"), and herewith encloses payment of $__________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:__________________________

                                           ------------------------------------
          (Signature must conform in all respects to name of holder as specified on the face of the Option)

                                           ------------------------------------
                                           (Please Print Name)

                                           ------------------------------------
                                           (Address)

     * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.